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                                                                      Exhibit 21

                          Subsidiaries of Registrant
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                                     State or Other
                                     Jurisdiction      Name Under which
     Name                            of Incorporation  Business is conducted
     ----                            -------------------------------------------
Pharmaceutical Resources, Inc.

     Par Pharmaceutical, Inc.        New Jersey        Par Pharmaceutical, Inc.
     PRX Distributors, Ltd.          Delaware          Inactive
     ParCare, Ltd.                   New York          Newly formed

Par Pharmaceutical, Inc.

     Quad Pharmaceuticals, Inc.      Indiana           Inactive
     Par Printing Enterprises,
      Inc.                           New Jersey        Inactive
     Generic Innovations, Inc.       New Jersey        Inactive
     Advanced Biopharm, Inc.         Delaware          Inactive

PRX Distributors, Ltd.

     D609 Corporation                Delaware          Newly formed
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